ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 25-th day of August, 2005, by and among Caspian Services Inc., a Nevada corporation (the "Company") acting through the company secretary Mr. Geoff Hadley, under the authority of the Board of Directors, and certain individuals acting jointly and severely for the purpose of this agreement, namely Mr. Tasybaev Radzh, and Mrs. Tasybaeva Saule ("Seller Parties"), on the other hand.

                                    RECITAL:

         WHEREAS, Seller Parties wish to sell certain assets located in the Atashi Village of Kazakhstan.

         WHEREAS, The assets composed of the certain land sites held in the name of the company Balykchi LLP, 100 % stock of which is controlled by Seller Parties.

         WHEREAS, the Company wishes to purchase the assets controlled by the Seller Parties by means of acquiring the Seller Parties's interest in the Balykchi LLP.

                                   AGREEMENT:

         In consideration of the mutual promises contained herein, the parties hereby agree as follows:

         1. Purchase and Sale; Closing.

                  (a) Purchase and Sale. Subject to the terms and conditions hereinafter set forth, the Seller Parties hereby agrees to sell, convey, transfer, and deliver to the Company, and the Company hereby agrees to purchase from the Seller Parties, 100 % interest in the form of paid-in-capital of Balykchi LLP, at the Purchase Price set forth below. Seller Parties agree that the interest shall be represented by 100% paid-in-capital of the TOO Balykchi LLP and being transferred to the Company's subsidiary Caspian Real Estate Limited.

                  (b) Closing. The closing of the sale and purchase of the interest described in Section 1(a) (the "Closing") shall take place upon completion of the registration of interest transfer to the name of the Caspian Real Estate Limited with the relevant registration authority or at such other time as parties may in the future determine.

         2. Amount, Payment and Application of Purchase Price. The total consideration and method of payment shall be as follows:

                  (a) Consideration. At the Closing, as total consideration for the purchase and sale of the interest, the Company shall pay to the Seller Parties or their nominated agents, the sum of Three Million Nine Hundred and Fifty Thousand Dollars (3,950,000.00 USD), (the "Purchase Price") payable partially in cash in the amount of One million Nine Hundred and Fifty Thousand Dollars (1,950,000.00 USD) and partially in the form of the Company issuing Two Million Dollars (2,000,000.00 USD) worth of restricted common stock, share price of which shall be determined as average closing price quoted during five days of trading immediately presiding the closing date, issued to the Seller Parties.

                  (b) Delivery. At the Closing, the Seller Parties shall deliver to the Company's designated person or agent company registration documents for Balykchi LLP certified by relevant authority, together with all company documents, property deeds, titles, accounting records, stamps, registration certificates, and company property free of any encumbrances.

                  (c) Application. Immediately following the Closing, but in no event more than ten days following the Closing, the Company shall take any and all actions as are necessary to cause the application of the entire cash portion of Purchase Price to be paid to the Seller Parties or their designated agents specified in Exhibit B, herein, and the company restricted common stock to be issued to the Seller Parties or their designated agents specified in Exhibit A.

         3. Representations and Warranties of Seller Parties.

         Each Seller Party hereby jointly and severally represents and warrants to the Purchasers as follows:

                  (a) Organization of Company. Balykchi LLP is a company in the form of limited liability partnership duly organized, validly existing, and in good standing under the laws of the Republic of Kazakhstan and is licensed or qualified to do business and in good standing in each other jurisdiction in which it is required to be so licensed or qualified. The Company has all requisite power and authority to own its properties and carry on its businesses as presently and as proposed to be conducted.

                  (b) Authority. Each Seller Party has full, complete and unrestricted legal right, power and authority to execute and deliver this Agreement and to duly perform and observe the terms and conditions hereof.

                  (c) Validity. This Agreement constitutes the legal, valid and binding obligation of each Seller Party, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, conservatorship, receivership, liquidation, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally.

                  (d) Consents and Approvals. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by each Seller Party of the terms and conditions hereof shall not
(i) require the approval or consent of any governmental authority or the approval or consent of any other person; or (ii) conflict with or result in a breach or violation of any of the terms or conditions of or constitute (or with notice or lapse of time or both would constitute) a default under any agreement, statute, regulation, order, judgment or decree applicable to such party or any instrument, contract or other agreement to which party is a party or to which such party is bound or subject.

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

                  (e) Financial Statements and Information. The financial statements of the Balykch LLP represent shall be certified by the local public accountant or auditor and shall provide a fare representation of the company's financial condition during last three years of operations.

                  (f) Title to and Condition of Properties. Balykchi LLP has good and marketable title to the assets reflected as owned (or current, valid and binding leases with respect to assets reflected as leased) on its Most Recent Financial Report (other than properties and assets disposed of in the ordinary course of business since the date of such balance sheet), free and clear of any mortgages, pledges, security interests, liens, charges and other encumbrances. All real and personal property, fixtures and equipment comprising the assets of Balykchi LLP are in good state of repair (ordinary wear and tear excepted) and operating condition and are sufficient and adequate to conduct the business on the date hereof.

                  (g) Pending Actions. There is no action, suit or proceeding pending or, to the knowledge of the Seller Parties, threatened against or affecting the Balykchi LLP, or any of its properties or rights, before any court or by or before any governmental body or arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the company. In addition, to the knowledge of the Seller Parties, there does not exist any basis for any action, suit, investigation or proceeding against the Balykchi LLP in each case which, if adversely determined, would reasonably be expected to have a material adverse effect on the business, assets, properties or operating condition (financial or otherwise) of Balykchi as going concern (a "Material Adverse Effect"). The foregoing includes without limitation, actions pending or threatened against any Seller Party or against any employee, prospective employee or consultant to the Balykch or Seller Party involving such person's relationship to the Balykchi LLP or any of its property.

                  (h) Taxes. Balykchi LLP has duly and timely filed or caused to be filed (or obtained valid, currently effective extensions for filing) all Federal, state, local and foreign income, franchise, excise, payroll, sales and use, property and withholding tax returns, reports, estimates and information and other statements or returns (collectively "Tax Returns") required to be filed by or on behalf of it pursuant to any applicable federal, state, local or foreign tax laws for all years and periods for which such Tax Returns have become due. All such Tax Returns were correct in all material respects as filed and correctly reflect the Federal, state, local and foreign income, franchise, excise, payroll, sales and use, property, withholding and other taxes, duties, imposts and governmental charges (and charges in lieu of any thereof), together with interest and penalties (collectively "Taxes") required to be paid or collected by (or allocable to) the Company. Balykchi LLP (i) has paid or caused to be paid all Taxes required to be paid by it through the date hereof except for those Taxes, if any, being contested in good faith and (ii) has properly and fully accrued on its Most Recent Financial Report (and on its books and records if arising after the date thereof), all Taxes for any period from the date of the last reporting period covered by such Tax Returns up to and including the date hereof. There is no pending or potential audit, dispute or claim concerning any tax return or tax liability of Balykch LLP as to which the company either
(i) has been notified in writing by any tax authority or (ii) has knowledge based on personal contact with any agent of such authority.

                  (i) Compliance with Laws. The business and activities of the Balykchi have been and are being conducted in compliance with all provisions of all applicable Federal, state, local and foreign statutes, ordinances, rules and

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

regulations. Balykchi LLP is not in violation of or in default under (i) any order, judgment or decree of any court, arbitration panel or other tribunal or
(ii) any administrative order, rulemaking, procedure, policy or other published declaration of (x) any Federal, state, local or foreign governmental agency or other authority or (y) any professional society, board or other similar organization, except in the case of clauses (i) or (ii) above, such violations or defaults that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The company holds all governmental licenses, permits, franchises and other governmental authorizations necessary to the ownership of its properties or the conduct of its business as currently conducted and as proposed to be conducted after the Closing, except for those which failure to obtain would not have a Material Adverse Effect, and all such licenses, permits, franchises and other governmental authorizations will remain in full force and effect following the Closing.

                  (j) Absence of Certain Business Practices. Neither the Seller Parties nor any officer, director, employee or agent of Balykchi LLP, nor any other person or entity acting on behalf of the Seller Parties or Balykchi LLP, acting alone or together, has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any person or entity with whom the company has done business directly or indirectly, or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any person or entity who is or may be in a position to help or hinder the business (or assist Balykchi in connection with any actual or proposed transaction) which in the case of either clause (a) or clause (b) above have not been fully and accurately described and reflected in the company's financial statements and books and records and which,
(i) if not given in the past, would reasonably be expected to have had a Material Adverse Effect or (ii) if not continued in the future, would reasonably be expected to have a Material Adverse Effect.

                  (k) Broker. No Seller Party has committed any act or omission which would give rise to any claim against any party hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby. The Broker fees, if any, shall be paid by Seller Parties out of their own money or out of the Purchase Price for the brokerage services solicited and received by the Seller Parties.

         4. Representations and Warranties of The Company.

                  (a) Unregistered Shares. The Seller Parties understand that the issued shares of Company stock are not registered under the Securities Act of 1933, as amended (the "Securities Act") and are not qualified and/or registered under applicable state securities laws pursuant to specific exemptions from registration and/or qualification contained in the Securities Act and in applicable state securities laws. The Purchasers understand that the foregoing exemptions depend upon, among other things, the bona fide nature of their investment intent.

                  (b) Legend. The Seller Parties acknowledge that the Shares will bear a legend which prohibits an offer to transfer or a transfer of all or any portion of the Shares unless the Shares or portion thereof are registered under the Securities Act or unless an exemption from registration is available with respect to such resale or disposition.

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

                  (c) Broker. The Company has not committed any act or omission which would give rise to any claim against any party hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby. The Broker fees, if any, shall be paid by the Company out of its own money or in addition to the Purchase Price for the brokerage services solicited and received by the Company.

         5. Indemnification.

                  (a) Seller Parties' Agreement to Indemnify. Each Seller Party jointly and severally agrees to indemnify the Company against, and to protect, save and keep harmless each Purchaser from, and to assume liability for, payment of all liabilities that may be imposed on or incurred by the Company as a consequence of or in connection with (a) any breach by any Seller Party of a representation or warranty contained in this Agreement; or (b) any failure by any Seller Party to perform any agreement or covenant contained herein. The foregoing indemnity shall include reasonable attorneys' fees incurred in connection with the enforcement of this indemnity.

                  (b) Company's Agreement to Indemnify. The Company agrees to indemnify each Seller Party against, and to protect, save and keep harmless each Seller Party from, and to assume liability for, payment of all liabilities that may be imposed on or incurred by any Seller Party as a consequence of or in connection with (a) any breach by the Company of a representation or warranty contained in this Agreement; or (b) any failure by the Company to perform any agreement or covenant contained herein.

                  (c) Notice of Claims and Potential Claims. The parties shall, in a timely manner, provide each other with notice of all third party actions, suits, proceedings, claims, demands or assessments subject to the indemnification provisions of this Section 6 (collectively, "Third Party Claims"), brought at any time following the date hereof, and shall otherwise make available all relevant information material to the defense of any such Third Party Claims. The indemnifying party shall have the right to participate in and, to the extent it shall wish, to assume and undertake the defense of any such Third Party Claim at its sole expense. No claim shall be settled or compromised without the consent of the indemnifying party unless the indemnifying party shall have failed, after the lapse of a reasonable time, but in no event more than 30 days, after notice to it of such third Party Claim, to participate in the defense of the same. The indemnified party shall have the right to participate, with separate counsel (which counsel shall act in an advisory capacity only), in any such defense. After notice by the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense of any such Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any expenses of the indemnified party's counsel that are subsequently incurred in connection with such defense; provided, however, that the expense of such indemnified party's separate counsel shall be paid by the indemnifying party if (i) the indemnifying party requests such separate counsel to participate, or (ii) in the reasonable opinion of such separate counsel, a significant conflict of interest exists between the indemnifying party and the indemnified party that would make such separate representation clearly advisable. A party's failure to give timely notice or to provide copies of documents or to furnish relevant data in connection with any Third Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification or such party, except and only to the extent that such failure shall result in any prejudices to the indemnifying party.

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

         6. General Provisions.

         (a) Survival of Representation and Warranties. All representations and warranties made by each Seller Party and the Company under this Agreement shall survive for a period of three years following the Closing, whereupon they shall expire.

         (b) Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         (c) No Waiver of Rights. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available. No waiver shall be binding unless in writing and signed by the party to be charged or a qualified officer thereof.

         (d) Notice. All notices hereunder shall be in writing and shall be either personally delivered, transmitted by postage prepaid registered or certified mail, return receipt requested, transmitted by telecopier, or transmitted by internationally recognized courier service to the parties hereto at their respective addresses. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on receipt. For purposes hereof, the addresses and telecopier numbers of the parties hereto (until notice of a change thereof is given as provided herein) shall be as follows:

         If to any of the Seller Parties:

Mr/Mrs Tasybaev

________________________________

________________________________

________________________________

         If to the Company:

                  c/o Caspian Services Inc.,
                  2319 Foothill Boulevard
                  Suite 250
                  Salt Lake City, UT 84109
                  Telecopier:  (801) 746-3701

                  (e) Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflict of law provisions thereof. The parties hereby irrevocably consent to, and waive any objection to the exercise of, personal jurisdiction by the state and federal courts located in the State of Nevada with respect to any action or proceeding arising out of this Agreement.

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

                  (f) Assignment; Successors. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of all parties.

                  (g) Further Assurances. The parties hereto agree that, from time to time hereafter, and upon request, each of them will execute, acknowledge and deliver such other documents and instruments as may be required to carry out more effectively the terms and conditions of this Agreement.

                  (h) Entire Agreement; Modifications; Severability. This Agreement, together with the other agreements referred to herein, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of the parties. This Agreement may not be modified or amended except by a writing signed by each of the parties hereto (and by a qualified officer if such party is a legal entity). The invalidity, illegality or unenforceability for any reason of any one or more provisions of this Agreement shall not affect the validity, legality or enforceability of the remainder of this Agreement.

                  (i) Counterpart Originals. This Agreement may be (i) executed simultaneously in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and (ii) executed by facsimile, with the originals held by: Asael T. Sorensen, Esq., 780 North 1780 North , Orem, UT 84097 Telecopier: (801) 582-8600.

         IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

         On Behalf Of the Company:

         Caspian Services Inc.

         __________________________________



         Seller Parties:

         Mr. Tasybaev Radzh

         __________________________________


         Mrs. Tasybaeva Saule

         __________________________________

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